Exhibit (c)(3)

Project Warriors Update Materials DRAFT Preliminary | Subject to Further Review and Evaluation June 10, 2016

Illustrative Transaction Statistics ($MM, except per share amounts) Note: Current market prices as of June 10, 2016. (1) Common shares outstanding from Curry 10-Q for the period ended March 31, 2016. RSUs and options schedule from Curry 10-K for the period ended December 31, 2015. RSUs adjusted for equity issuances in connection with the acquisition of a professional services firm. (2) Balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm. (3) Represents cash settlement of 2018 Convertible Notes of $310MM face value. Value based on a conversion price of $116.10. Make whole premium assumes a close date of September 30, 2016. Additional shares based on indenture dated June 4, 2013. 2 CONFIDENTIAL | DRAFT Illustrative Share Price: Curry Current $79.72 June 1, 2016 Bogut Proposal June 9, 2016 Bogut Proposal Illustrative Curry Transaction Statistics $107.00 $108.00 $109.00 $110.00 $112.50 $115.00 $117.50 $120.00 $122.50 $125.00 $100.00 $106.00 Implied Transaction Premium Statistic Premium to Current Price $79.72 0% 25% 0% 26% 33% 0% 88% 23% 33% 6% 33% 41% 6% 100% 34% 35% 37% 38% 41% 44% 47% 51% 54% 57% Premium to June 1, 2016 Bogut Proposal 100.00 (20%) 7% 8% 9% 10% 13% 15% 18% 20% 23% 25% Premium to 30-Day Average Price 79.48 0% 35% 36% 37% 38% 42% 45% 48% 51% 54% 57% Premium to 60-Day Average Price 75.22 6% 42% 44% 45% 46% 50% 53% 56% 60% 63% 66% Premium to LTM High Share Price 99.73 (20%) 7% 8% 9% 10% 13% 15% 18% 20% 23% 25% Premium to LTM Low Share Price 53.11 50% 101% 103% 105% 107% 112% 117% 121% 126% 131% 135% 31% 32% 33% 34% 36% 39% 42% 45% 48% 51% 54% Premium to LTM Average Share Price 81.08 (2%) Implied Valuation & Multiples Fully-Diluted Shares (1) 83.9 Fully-Diluted Equity Value $6,689 Plus: Note Payable to Oracle (2) 5 Plus: Market Value of Convertible Notes (3) 310 Plus: Make Whole Premium (3) - Less: Cash (2) (378) Fully-Diluted Enterprise Value $6,626 Premium to Current Enterprise Value 0% 84.2 $8,423 5 310 19 (378) $8,380 26% 84.3 $8,937 5 310 26 (378) $8,901 34% 84.3 84.3 84.3 84.4 84.4 84.4 84.4 84.5 84.5 84.5 $9,022 $9,108 $9,193 $9,279 $9,493 $9,706 $9,920 $10,134 $10,348 $10,562 5 5 5 5 5 5 5 5 5 5 310 310 310 310 310 310 314 320 327 334 28 30 32 33 37 41 41 38 36 34 (378) (378) (378) (378) (378) (378) (378) (378) (378) (378) $8,988 $9,075 $9,163 $9,250 $9,468 $9,685 $9,903 $10,120 $10,339 $10,558 36% 37% 38% 40% 43% 46% 49% 53% 56% 59%

Illustrative Transaction Statistics (CONTINUED) ($MM, except per share amounts) 8.7x 8.9x 10.2x Note: Current market prices as of June 10, 2016. (1) Common shares outstanding from Curry 10-Q for the period ended March 31, 2016. RSUs and options schedule from Curry 10-K for the period ended December 31, 2015. RSUs adjusted for equity issuances in connection with the acquisition of a professional services firm. (2) Balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm. (3) Represents cash settlement of 2018 Convertible Notes of $310MM face value. Value based on a conversion price of $116.10. Make whole premium assumes a close date of September 30, 2016. Additional shares based on indenture dated June 4, 2013. Value shown represents make whole value above principal value. (4) Based on mean Wall Street consensus analyst research estimates as of June 10, 2016. (5) LTM represents the 12-month period ended March 31, 2016. NTM represents the 12-month period ending March 31, 2017. (6) Based on Preliminary Curry Management Plan provided by Curry Management to Qatalyst in February 2016. 3 CONFIDENTIAL | DRAFT Illustrative Share Price: Curry Current $79.72 June 1, 2016 Bogut Proposal June 9, 2016 Bogut Proposal Illustrative Curry Transaction Statistics $107.00 $108.00 $109.00 $110.00 $112.50 $115.00 $117.50 $120.00 $122.50 $125.00 $100.00 $106.00 Implied Valuation & Multiples Fully-Diluted Equity Value (1) $6,689 Fully-Diluted Enterprise Value (2)(3) 6,626 $8,423 8,380 $8,937 8,901 $9,022 $9,108 $9,193 $9,279 $9,493 $9,706 $9,920 $10,134 $10,348 $10,562 8,988 9,075 9,163 9,250 9,468 9,685 9,903 10,120 10,339 10,558 Street Estimates (4) Revenue Multiples Statistic NTM Rev Mults : LTM (3/31/16) (5) $793 8.4x CY16E 967 6.9 Eloqua 8.2x 10.6x 8.7 Suc 11.2x 9.2 cessFactorsDemandwareConcur 11.3x 11.4x 11.6x 11.7x 11.9x 12.2x 12.5x 12.8x 13.0x 13.3x 9.3 9.4 9.5 9.6 9.8 10.0 10.2 10.5 10.7 10.9 NTM (3/31/17) (5) 1,029 6.4 8.1 8.7 8.7 8.8 8.9 9.0 9.2 9.4 9.6 9.8 10.0 10.3 CY17E 1,229 5.4 LFCF Multiples LTM (3/31/16) (5) $52 128.6x CY16E 89 75.3 NTM (3/31/17) (5) 107 62.4 CY17E 124 54.1 6.8 162.0x 94.8 78.6 68.1 7.2 171.9x 100.6 83.4 72.2 7.3 7.4 7.5 7.5 7.7 7.9 8.1 8.2 8.4 8.6 173.5x 175.1x 176.8x 178.4x 182.5x 186.7x 190.8x 194.9x 199.0x 203.1x 101.6 102.5 103.5 104.4 106.8 109.3 111.7 114.1 116.5 118.9 84.2 85.0 85.8 86.6 88.6 90.5 92.5 94.5 96.5 98.5 72.9 73.6 74.3 75.0 76.7 78.5 80.2 81.9 83.6 85.4 Preliminary Management Forecast (6) Revenue Multiples Statistic CY16E $960 6.9x CY17E 1,218 5.4 LFCF Multiples CY16E $88 76.3x CY17E 113 59.1 8.7x 6.9 96.1x 74.4 9.3x 7.3 101.9x 78.9 9.4x 9.5x 9.5x 9.6x 9.9x 10.1x 10.3x 10.5x 10.8x 11.0x 7.4 7.5 7.5 7.6 7.8 8.0 8.1 8.3 8.5 8.7 102.9x 103.9x 104.8x 105.8x 108.3x 110.7x 113.1x 115.6x 118.0x 120.4x 79.7 80.4 81.2 82.0 83.8 85.7 87.6 89.5 91.4 93.3

Curry Long-Term Trading Performance

December 20, 2007 (Since IPO) to June 10, 2016



Share Price
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12
Dec-13
Dec-14
Dec-15
Bogut 6/9/16 Proposal: $106.00
Price: $79.72

Source: Capital IQ.

4

CONFIDENTIAL | DRAFT

Qatalyst PARTNERS

Statistics of Selected Companies and Selected Transactions

CY17E Operating Statistics of Selected Companies 31% 30% 27% 27% 24% 22% 21% 20% 20% 70% 68% 64% 24% 5% 4% 0% 14% 13% Source: Capital IQ, company filings, and Wall Street research as of June 10, 2016. (1) Based on Wall Street mean consensus analyst research estimates as of June 10, 2016. 6 (2) Based on Preliminary Curry Management Plan provided by CONFIDENTIAL | DRAFT Curry Management to Qatalyst in February 2016. CY17E LFCF Margin CY17E Op. Margin CY17E Gross Margin CY16E-CY17E Revenue Growth Legend Median: 14% 25%20% Median: 31% 32%31% 10%9% 12%11% Curry CurryNOWCRMLNKDCSODWDAYULTIADBERHT Street(1)Mgmt(2) Median: 10% 22%16%15% Median: 29 35% % 6%5% Curry CurryULTINOWCRMCSODWDAYLNKDADBERHT Street(1)Mgmt(2) Median: 75%Median: 87% 87%77%77%74%73%87%87% Curry CurryLNKDCRMNOWWDAYCSODULTIADBERHT Street(1)Mgmt(2) Median: 23% Median: 18% 15% Curry CurryWDAYNOWCSODULTICRMLNKDADBERHT Street(1)Mgmt(2) Selected SaaS Selected Large-Cap High Growth Software

CY17E Trading Statistics of Selected Companies 7.2x 7.2x 5.6x 0x 30.4x 29.8x 28 17 Source: Capital IQ, company filings, and Wall Street research as of June 10, 2016. Multiples greater than 100.0x or negative noted as dashes. 7 (1) Based on Wall Street mean consensus analyst research estimates as of June 10, 2016. CONFIDENTIAL | DRAFT CY17E LFCF Multiple CY17E Revenue Multiple Legend Median: 33.4x 72.2x70.0x Median: 20. .8x .7x 54.1x 59.4x 36.4x 22.3x CurryCurry @ $106WDAYULTICSODNOWLNKDCRMADBERHT Street(1) Per Share (1) Median: 6.0x 7.7x Median: 5.9x 6.7x 1x 5.4x 6.3x 8x 5. 4.7x 3. CurryCurry @ $106WDAYNOWULTICRMCSODLNKDADBERHT Street(1) Per Share (1) Selected SaaS Selected Large-Cap High Growth Software

Selected SaaS Transactions ($MM) 05/31/16 Marketo (1) Vista Equity Partners 1,789 1,700 7.5 5.9 - - 64% 68% 5% 139% 28% (7%) 04/18/16 Cvent Vista Equity Partners 1,647 1,502 8.0 6.5 - - 69% 66% (2%) 90% 23% 1% 09/18/14 Concur SAP 7,768 8,286 12.6 10.2 - - 28% 36% 1% 70% 23% 6% 06/04/13 ExactTarget Salesforce 2,671 2,570 7.9 6.5 - - 53% 56% 36% 88% 22% (6%) 08/27/12 Kenexa IBM 1,359 1,302 4.0 3.3 50.9 26.8 42% 89% 37% 219% 22% 8% 02/09/12 Taleo Oracle 2,056 1,940 6.3 5.3 - 46.1 18% 25% 9% 109% 18% 4% 10/24/11 RightNow Oracle 1,840 1,599 7.4 6.2 - 64.4 20% 38% 10% 117% 19% 5% 11/02/10 Art Technology Group Oracle 1,032 850 4.4 3.9 35.5 25.7 46% 35% 25% 95% 14% 15% 03/15/07 WebEx Cisco 3,163 2,818 7.4 6.1 37.7 31.8 23% 21% 19% 99% 21% 22% Source: Company press releases, Company filings, 451 Group and Wall Street research. Note: '-' = Not meaningful or not available. Multiples greater than 100.0x or negative considered not meaningful. (1) Represents 1-day and 20-day unaffected premiums as of May 9, 2016 and April 12, 2016, respectively. (2) LTM revenue pro forma for acquisition of Plateau. (3) Blackboard previously announced its retainer of a financial advisor in response to receiving acquisition offers; unaffected 1-day and 20-day premiums as of April 18, 2011 and March 22, 2011 were 21% and 27% respectively. (4) Reflects Bogut proposal submitted on June 9, 2016. (5) Based on Wall Street consensus estimates as of June 10, 2016. Common shares outstanding from Curry 10-Q for the period ended March 31, 2016. RSUs and options schedule from Curry 10-K for the period ended December 31, 2015. RSUs adjusted for equity issuances in connection with the acquisition of a professional services firm. Balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm. Represents cash settlement of 2018 Notes of $310MM face value. Value based on a conversion price of $116.10. Make whole premium assumes a close date of September 30, 2016. Additional shares based on indenture dated June 4, 2013. 8 CONFIDENTIAL | DRAFT Median:7.5x6.2x37.7x32.7x35%42%7%104%19%6% Mean:7.26.0 41.2 39.137%46%10%124%19%6% Max:12.6x10.2x65.9x78.6x69%89% 37%370%28%22% Min: 2.6 2.3 20.1 16.2 4%10%(25%) 35% 9%(9%) Implied Curry Statistics @ $106.00 per share (4)(5):$8,937$8,90111.2x8.7x-83.4x33%38%6%100%30%7% 09/15/09 OmnitureAdobe1,8371,7355.14.751.344.124%52%(1%)183%9%11% 07/01/11 Blackboard (3)Providence Equity1,6381,7503.73.220.116.24%10%(8%)36%17%17% 12/03/11 SuccessFactors (2)SAP3,7483,49910.28.7-78.652%47%(1%)105%17%8% 05/22/12 AribaSAP4,6094,4378.87.865.933.520%32%13%103%13%14% 12/20/12 EloquaOracle9718859.88.2--31%34%(5%)82%19%(9%) 12/20/13 ResponsysOracle1,6791,5728.16.9--38%66%35%370%18%6% 11/02/15 Constant ContactEndurance International1,1059242.62.326.8x24.2x23%29%(25%)35%12%12% 05/18/16 inContactNICE1,0599734.23.6--55%50%30%121%17%(4%) FD FD Transaction multiples Premium NTM LTM Annc. Equity Ent. Revenue LFCF LTM Rev. LFCF Date Target Acquiror Value Value LTM NTM LTM NTM 1-Day 20-Day High Low Growth Margin 06/01/16 DemandwareSalesforce$3,030$2,83411.2x8.9x--56%69%(1%)167%26%0%

Implied Curry Valuation at Selected Transaction Multiples

($MM)

			FD	FD	Transaction Multiples				Implied Curry Transaction Share Price (1)			
			Equity	Enterprise	Revenue		LFCF		Revenue		LFCF	
Date	Target	Acquiror	Value	Value	LTM	NTM	LTM	NTM	LTM	NTM	LTM	NTM
Selected High Multiple SaaS Transactions												
6/1/16	Demandware	Salesforce	$3,030	$2,834	11.2x	8.9x	-	-	$105.37	$108.71	-	-
9/18/14	Concur	SAP	7,768	8,286	12.6	10.2	-	-	118.36	124.28	-	-
12/20/12	Eloqua	Oracle	971	885	9.8	8.2	-	-	93.19	100.94	-	-
5/22/12	Ariba	SAP	4,609	4,437	8.8	7.8	65.9	33.5	84.22	96.18	41.59	43.49
12/3/11	SuccessFactors (2)	SAP	3,748	3,499	10.2	8.7	-	78.6	96.48	106.49	-	100.08
Median:					**10.2x**	**8.7x**	**65.9x**	**56.1x**	**$96.48**	**$106.49**	**$41.59**	**$71.78**
Mean:					**10.5**	**8.8**	**65.9**	**56.1**	**99.53**	**107.32**	**41.59**	**71.78**
Selected Public SaaS Transaction Median					**7.5x**	**6.2x**	**37.7x**	**32.7x**	**$71.48**	**$76.56**	**$24.44**	**$42.44**
Bogut 6/9/16 Proposal (1)			**$8,937**	**$8,901**	**11.2x**	**8.7x**	**171.9x**	**83.4x**	**$106.00**	**$106.00**	**$106.00**	**$106.00**

(1) Common shares outstanding and balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm.
RSUs and options schedule from Curry 10-K for the period ended December 31, 2015. RSUs adjusted for equity issuances in connection with the acquisition of a professional services firm.
Represents cash settlement of 2018 Convertible Notes of $310MM face value. Value based on a conversion price of $116.10. Make whole premium assumes a close date of September 30, 2016.
Additional shares based on indenture dated June 4, 2013.
(2) LTM revenue pro forma for acquisition of Plateau

9

CONFIDENTIAL | DRAFT

Qatalyst PARTNERS

Selected Public Enterprise Software Transactions Selected Public Enterprise Software Transactions >$1Bn Transaction Value (N=67) 12.0x 10.0x SuccessFactors Sourcefire Ariba 8.0x ExactTarget SolarWinds 6.0x Solera Sybase 4.0x 2.0x 0.0x $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 Source: Company press releases, Company filings, 451 Group and Wall Street Research. (1) Common shares outstanding and balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm. RSUs and options schedule from Curry 10-K for the period ended December 31, 2015. RSUs adjusted for equity issuance in connection with the acquisition of a professio nal services firm. Assumes cash settlement of 2018 Convertible Notes of $310MM face value. Value based on a conversion price of $116.10. Make whole premium assumes a close date of September 30, 2016. Additional share s based on indenture dated June 4, 2013. CONFIDENTIAL | DRAFT 10 Enterprise Value ($MM) OpswareConcur DemandwareAutonomy Eloqua Responsys Marketo WebEx Veritas BEA Systems McAfeePeoplesoft BMC Curry @ $106.00 / Share(1) Software Transactions SaaS Transactions NTM Revenue Multiple